UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AGEAGLE AERIAL SYSTEMS INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

AGEAGLE AERIAL SYSTEMS INC.

8201 E. 34th Cir North, Suite 1307

Wichita, Kansas 67226

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held June 17, 2024

TO THE SHAREHOLDERS OF AGEAGLE AERIAL SYSTEMS INC.:

The Annual Meeting of the shareholders (the “Annual Meeting”) of AgEagle Aerial Systems Inc., a Nevada corporation (the “Company”), will be held on June 17, 2024, at 1:00 p.m., Central time, at The Embassy Suites by Hilton, 2401 Bass Pro Drive, Grapevine, TX 76051, for the following purposes:

(1) To elect five directors (the “Election of Directors Proposal”);

(2) To approve, on an advisory basis, the compensation of our named executive officers (the “‘say-on-pay’ Proposal”);

(3) To ratify the appointment of WithumSmith+Brown, PC, as the Company’s independent accountants for the fiscal year ending December 31, 2024 (the “Ratification of Accountants Proposal”);

(4) To approve the issuance of shares of our common stock, par value $0.001 per share (the “Common Stock”), representing more than 20% of our Common Stock outstanding upon the conversion of the Convertible Note issued to Alpha Capital Anstalt (“Alpha”) on February 8, 2024, which is initially convertible into up to 2,608,128 shares of Common Stock (“Convertible Note”), which amount would be in excess of 19.99% of the issued and outstanding shares of the Company’s Common Stock, in accordance with NYSE American Rule 713(a)(ii) (the “Stock Issuance Proposal”); and

(5) To transact any other business as may properly be presented at the Annual Meeting or any adjournment thereof. (the “Adjournment Proposal”).

Shareholders of record of the Company’s Common Stock at the close of business on April 23, 2024 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement of matters to be considered at the Annual Meeting.

We are pleased to take advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials primarily over the Internet. We believe that it will expedite shareholders’ receipt of proxy materials, lower costs and reduce the environmental impact of distributing proxy materials for our Annual Meeting. It is anticipated that on or about April 29, 2024, we will commence mailing to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including our 2024 Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2023 (the “2023 Annual Report”), over the Internet. The Notice also includes instructions on how you can receive a paper copy of the proxy materials by mail. If you receive your annual meeting materials by mail, the Notice, the 2024 Proxy Statement, the 2023 Annual Report and proxy card will be enclosed. If you receive your proxy materials via e-mail, the e-mail will contain voting instructions and links to the 2023 Annual Report and 2024 Proxy Statement on the Internet, both of which are available at www.proxyvote.com.

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All shareholders are cordially invited to attend the Annual Meeting. Whether or not you plan to participate in this year’s Annual Meeting, your vote is very important and we encourage you to vote promptly. After reading this Proxy Statement, please promptly mark, sign and date the enclosed proxy card and return it by following the instructions on the proxy card or voting instruction card or vote by telephone or by Internet. If you attend the Annual Meeting, you will have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.

By Order of the Board of Directors,

/s/ Grant Begley
Grant Begley
Chairman of the Board of Directors

Dated: April 26, 2024

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AGEAGLE AERIAL SYSTEMS INC.

8201 E. 34th Cir North

Suite 1307

Wichita, Kansas 67226

PROXY STATEMENT

for

Annual Meeting of Shareholders

to be held June 17, 2024

PROXY SOLICITATION

The Company is soliciting proxies on behalf of the Board of Directors in connection with the Annual Meeting of the shareholders (the “Annual Meeting”) of AgEagle Aerial Systems Inc., a Nevada corporation (the “Company”), will be held on June 17, 2024, at 1:00 p.m., Central time, at The Embassy Suites by Hilton, 2401 Bass Pro Drive, Grapevine, TX 76051, for the following purposes:

(1) To elect five directors (the “Election of Directors Proposal”);

(2) To approve, on an advisory basis, the compensation of our named executive officers (the “‘say-on-pay’ Proposal”);

(3) To ratify the appointment of WithumSmith+Brown, PC, as the Company’s independent accountants for the fiscal year ending December 31, 2024 (the “Ratification of Accountants Proposal”);

(4) To approve the issuance of shares of our common stock, par value $0.001 per share (the “Common Stock”), representing more than 20% of our Common Stock outstanding upon the conversion of the Convertible Note issued to Alpha Capital Anstalt (“Alpha”) on February 8, 2024, which is initially convertible into up to 2,608,128 shares of Common Stock (the “Convertible Note”), which amount would be in excess of 19.99% of the issued and outstanding shares of the Company’s Common Stock, in accordance with NYSE American Rule 713(a)(ii (the “Stock Issuance Proposal”); and

(5) To transact any other business as may properly be presented at the Annual Meeting or any adjournment thereof.

The Board of Directors set April 23, 2024 as the record date (the “Record Date”) to determine those holders of common stock, par value $0.001 per share, of the Company (the “Common Stock”), who are entitled to notice of, and to vote at, the Annual Meeting. A list of the Shareholders entitled to vote at the meeting may be examined at the Company’s office at 8201 E. 34th Cir N, Suite 1307, Wichita, Kansas 67226 during the 10-day period preceding the Annual Meeting.

It is anticipated that on or about April 29, 2024, the Company shall commence mailing to all stockholders of record, as of the Record Date, a Notice of Availability of Proxy Materials (the “Notice”). Please carefully review the Notice for information on how to access the Notice of Annual Meeting, Proxy Statement, proxy card and 2023 Annual Report on www.proxyvote.com, in addition to instructions on how you may request to receive a paper or email copy of these documents. There is no charge to you for requesting a paper copy of these documents.

IMPORTANT: Please mark, date and sign the enclosed proxy card and promptly return it in the accompanying postage-paid envelope or vote by telephone or by Internet to assure that your shares are represented at the meeting.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 17, 2024: Our 2024 Proxy Statement is enclosed. Financial and other information concerning AgEagle Aerial Systems Inc. is contained in our Annual Report to Stockholders for the fiscal year ended December 31, 2023 (“2023 Annual Report”). A complete set of proxy materials relating to our 2024 Annual Meeting, consisting of the Notice of 2024 Annual Meeting of Stockholders, the 2024 Proxy Statement, proxy card and the 2023 Annual Report, is available on the Internet and may be viewed at www.proxyvote.com.

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GENERAL INFORMATION ABOUT VOTING

Proxy Materials

Why am I receiving these materials?

The Board of Directors (the “Board”) of AgEagle Aerial Systems Inc. (the “Company”) has made these proxy materials available to you on the Internet, or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the solicitation of proxies for use at the Company’s 2024 Annual meeting of Shareholders (the “Annual Meeting”), which will take place on June 17, 2024 at 1:00 p.m. Central time at The Embassy Suites by Hilton, 2401 Bass Pro Drive, Grapevine, TX 76051.

As a Shareholder, you are invited to participate in the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement (the “Proxy Statement”). This Proxy Statement includes information that we are required to provide to you under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.

What is included in these materials?

The proxy materials include:

●	this Proxy Statement for the Annual Meeting;

●	our Annual report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Annual Report”); and

●	the proxy card or a voting instruction card for the Annual Meeting.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

In accordance with rules adopted by the SEC, we may furnish proxy materials, including this Proxy Statement and our 2023 Annual Report, to our shareholders by providing access to such documents over the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (“Notice”), which was mailed to most of our shareholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

How can I access the proxy materials over the Internet?

The Notice of Internet Availability, proxy card or voting instructions card will contain instructions on how to:

●	access and view our proxy materials for the Annual Meeting over the Internet; and

●	how to vote your shares.

If you choose to receive our future proxy materials electronically, it will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials electronically, you will receive an e-mail next year with instructions containing a link to the website where those materials are available. Your election to receive proxy materials electronically will remain in effect until you terminate it.

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How may I obtain a paper copy of the proxy materials?

Shareholders receiving a Notice will find instructions in that Notice about how to obtain a paper copy of the proxy materials. Shareholders receiving a Notice by e-mail will find instructions in that e-mail about how to obtain a paper copy of the proxy materials. Shareholders who have previously submitted a standing request to receive paper copies of our proxy materials will receive a paper copy of the proxy materials by mail.

What shares are included on the proxy card?

If you are a Shareholder of record, you will receive only one proxy card for all the shares you hold of record in certificate form and in book-entry form.

If you are a beneficial owner, you will receive voting instructions from your broker, bank or other holder of record.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Notice, this Proxy Statement and the 2022 Annual Report, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

Shareholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other Shareholders of record with whom you share an address currently receive multiple copies of the Notice, this Proxy Statement and the 2023 Annual Report, or if you hold stock of the Company in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact the Corporate Secretary of the Company by sending a written request to AgEagle Aerial Systems, Inc., Corporate Secretary, 8201 E. 34th Cir N, Suite 1307, Wichita, Kansas 67226.

If you participate in householding and wish to receive, free of charge, a separate copy of the Notice, this Proxy Statement and the 2023 Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact the Corporate Secretary of the Company, as set forth above.

If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.

Voting Information

What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

(1) To elect five Directors to hold office until the next annual meeting and until their respective successors are elected and qualified (the “Election of Directors Proposal”);

(2) To approve, on an advisory basis, the compensation of our named executive officers (the “‘say-on-pay’ Proposal”);

(3) To ratify the appointment of WithumSmith+Brown, PC, as the Company’s independent accountants for the fiscal year ending December 31, 2024 (the “Ratification of Accountants Proposal”); and

(4) To approve the issuance of shares of our Common Stock, representing more than 20% of our Common Stock outstanding upon the conversion of the Convertible Note into shares of Common Stock, in accordance with NYSE American Rule 713(a)(ii) (the “Stock Issuance Proposal”).

We will also consider any other business that properly comes before the Annual Meeting.

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How does the Board recommend that I vote?

The Board unanimously recommends that you vote your shares:

●	“FOR” the election of each of the nominees for Director listed in the Election of Directors Proposal;

●	“FOR” the non-binding advisory vote to approve the ‘Say-on-pay’ Proposal; and

●	“FOR” the Ratification of Accountants Proposal.

●

“FOR” approving the issuance of shares of our Common Stock representing more than 20% of our Common Stock outstanding upon the conversion of the Convertible Note in accordance with NYSE American Rule 713(a)(ii);

Who is entitled to vote at the Annual Meeting?

Only shareholders of record at the close of business on April 23, 2024 (the “Record Date”) will be entitled to vote at the Annual Meeting. As of the Record Date, 11,241,427 shares of the Company’s common stock were outstanding and entitled to vote. Each share of our common stock outstanding on the Record Date is entitled to one vote on each of the five director nominees and one vote on each other matter.

Is there a list of shareholders entitled to vote at the Annual Meeting?

The names of shareholders of record entitled to vote at the Annual Meeting will be available for ten days prior to the Annual Meeting at our principal executive offices at 8201 E. 34th Cir N, Suite 1307, Wichita, Kansas 67226. If you would like to examine the list for any purpose germane to the Annual Meeting prior to the meeting date, please contact our Corporate Secretary.

How do I vote my shares?

Most stockholders do not own shares registered directly in their name, but rather are “beneficial holders” of shares held in a stock brokerage account or by a bank or other nominee (that is, shares held “in street name”). Those stockholders should refer to “How can I vote if my shares are held in a stock brokerage account, or by a bank or other nominee?” below for instructions regarding how to vote their shares.

If, however, your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you. You may vote in the following ways:

●	By Mail: Votes may be cast by mail, as long as the proxy card or voting instruction card is delivered in accordance with its instructions prior to 4:00 p.m., Eastern Daylight Time, on June 16, 2024. Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing, and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

●	By Attending the Meeting: Please follow the instructions in the “How can I participate and vote in the 2024 Annual Meeting” section of this proxy statement.

●	By Phone or Internet: Stockholders may vote by phone or Internet by following the instructions included in the proxy card they received. Your vote must be received by 11:59 p.m., Eastern Time on June 16, 2024 to be counted. If you received a Notice by mail, you may vote by proxy over the Internet by going to www.proxyvote.com to complete an electronic proxy card or vote your proxy by phone by calling 1-800-690-6903. Have your proxy card available when you access the website or when you call. We provide Internet and telephone proxy voting to allow you to vote your shares on-line or by phone, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs or usage charges from Internet access providers and telephone companies.

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If you vote by proxy, your vote must be received by 11:59 p.m. U.S. Eastern Daylight Time on June 16, 2024 to be counted.

Whichever method you select to transmit your instructions, the proxy holders will vote your shares in accordance with those instructions. If no specific instructions are given, the shares will be voted in accordance with the recommendation of our Board and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting.

How can I vote if my shares are held in a stock brokerage account, or by a bank or other nominee?

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name,” and your broker or nominee is considered the “shareholder of record” with respect to those shares. Your broker or nominee should be forwarding these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote, and you are also invited to participate in the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares in person unless you obtain a legal proxy from your brokerage firm or bank. If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted.

What is a quorum for the Annual Meeting?

The presence of the holders of stock representing a 33-1/3% of the voting power of all shares of stock issued and outstanding as of the Record Date, represented in person or by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker) or if you participate in, and vote electronically at, the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum.

What is the voting requirement to approve each of the proposals?

Proposal	Vote Required	Broker Discretionary Voting Allowed
No. 1 - Election of Directors Proposal	Director nominees receiving the highest number of “FOR” votes	No

No. 2 – ‘Say-on-Pay’ Proposal	Affirmative vote of a majority of shares present and entitled to vote in person or by proxy	No

No. 3 – Ratification of Accountants Proposal	Affirmative vote of a majority of shares present and entitled to vote in person or by proxy	Yes

No. 4 Approval of Issuance of More than 20% of our Common Stock Upon Conversion of the Convertible Note	Affirmative vote of a majority of shares present and entitled to vote in person or by proxy	No

For the Election of Directors Proposal, the five Director nominees who receive the highest number of “FOR” votes will be elected as Directors. You may vote “FOR” or “WITHHOLD” with respect to each Director nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have the same effect as an abstention. The ‘Say-on-Pay’ Proposal, the Ratification of Accountants Proposal and the Stock Issuance Proposal each requires the affirmative vote of a majority of the shares present and entitled to vote either in person or by proxy.

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What is the effect of abstentions and broker non-votes?

Shares not present at the Annual Meeting and shares voted “WITHHOLD” will have no effect on the election of Directors. For the ‘Say-on-Pay’ Proposal, the Ratification of Accountants Proposal, and the Stock Issuance Proposal, abstentions will have the same effect as an “AGAINST” vote while broker non-votes will not be counted as votes cast and, accordingly, will not have an effect on such matters.

If you are a beneficial owner and hold your shares in “street name” in an account at a bank or brokerage firm, it is critical that you cast your vote if you want it to count in the election of Directors, the ‘Say-on-Pay’ Proposal and the and the Stock Issuance Proposal. Under the rules governing banks and brokers who submit a proxy card with respect to shares held in “street name,” such banks and brokers have the discretion to vote on routine matters, but not on non-routine matters. Routine matters include the ratification of accountants. Non-routine matters include the election of Directors, advisory votes for the ‘Say-on-Pay’ Proposal and the Stock Issuance Proposal. Banks and brokers may not vote on the Election of Directors Proposal or the ‘Say-on-Pay’ Proposal if you do not provide specific voting instructions. Accordingly, we encourage you to vote promptly, even if you plan to participate in the Annual Meeting. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

Can I change my vote or revoke my proxy?

Subject to any rules and deadlines your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting. If you are a shareholder of record, you may change your vote by (1) delivering to the Company’s Corporate Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation dated later than the prior proxy card relating to the same shares, (2) delivering a valid, later-dated proxy in a timely manner, (3) attending the Annual Meeting and voting electronically (although attendance at the Annual Meeting will not, by itself, revoke a proxy), or (4) voting again via phone or Internet at a later date.

If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee or other nominee, or (2) if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares and provided a copy to our transfer agent and registrar, Equiniti, together with your email address as described below, by attending the Annual Meeting and voting electronically.

Any written notice of revocation or subsequent proxy card must be received by the Company’s Corporate Secretary prior to the taking of the vote at the Annual Meeting.

What happens if additional matters are presented at the Annual Meeting?

If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

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Who will bear the cost of soliciting votes for the Annual Meeting?

The Company will bear the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you access the proxy materials over the Internet, you are responsible for Internet access charges you may incur. In addition, we will request banks, brokers and other intermediaries holding shares of our common stock beneficially owned by others to obtain proxies from the beneficial owners and will reimburse them for their reasonable expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone, by electronic communications and personal solicitation by our officers, Directors and employees. No additional compensation will be paid to our officers, Directors or employees for such solicitation.

Proxies with respect to the Annual Meeting may be solicited by telephone, by mail on the Internet or in person. AgEagle has engaged Advantage Proxy to assist in the solicitation of proxies.

Who Can Answer Your Questions About Voting Your Shares?

If you are a holder of AgEagle’s shares and have any questions about how to vote or direct a vote in respect of your securities, you may contact TO FILL IN.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Common Stock, as of the Record Date, by each of the Company’s nominees for director, and executive officers; all executive officers and as a group, and each person known to the Company to own beneficially more than 5% of the Common Stock.

Except as otherwise noted, the persons identified have sole voting and investment power with respect to their shares. A person is deemed to be the beneficial owner of securities that can be acquired by such person within sixty (60) days from April 23, 2024, and the total outstanding shares used to calculate each beneficial owner’s percentage includes such shares, although such shares are not taken into account in the calculations of the total number of shares or percentage of outstanding shares. Beneficial ownership as reported does not include shares subject to option or conversion that are not exercisable within sixty (60) days of April 23, 2024. There are 11,241,427 shares of Common Stock issued and outstanding as of the Record Date.

Name and Address of Beneficial Owner(1)	Number of Shares		Percent of Class
William Irby, Chief Executive Officer	372		*
Mark DiSiena, Chief Financial Officer	-		-
Malcolm Frost, Director	500		*
Grant Begley, Chairman of the Board	40,552	(2)	*
Thomas Gardner, Director	34,093	(2)
Kelly Anderson, Director	18,726	(2)	*
All Directors and Executive Officers as a Group (6 persons)	94,243		*

* Represents less than 1% percent of the Company’s outstanding shares.

(1)	Unless otherwise indicated, such individual’s address is c/o AgEagle Aerial Systems Inc., 8201 E. 34th Cir N, Suite 1307, Wichita, Kansas 67226.

(2)	All shares reflected are shares of Common Stock which underlie restricted stock units and stock options issued and fully vested as of June 23, 2024.

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PROPOSAL 1

ELECTION OF DIRECTORS

Nominees of the Board of Directors

The Board has nominated the persons identified below for election as directors, to serve until the next annual meeting at which time their successors have been elected and qualified. Directors are elected by a plurality of votes cast. If any nominee becomes unavailable for election, which is not expected, the persons named in the accompanying proxy intend to vote for any substitute whom the Board nominates.

Name	Age	Other positions with the Company	Has served as the Company director since
William Irby	58	Director and Chief Executive Officer	April 2024
Grant Begley	70	Chairman of the Board	June 2016
Thomas Gardner(1)(2)(3)	47	Director	June 2016
Kelly Anderson(1)(2)(3)	55	Director	December 2022
Malcolm Frost(1)(2)(3)	58	Director	March 2024

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.

William (“Bill”) Irby. Mr. Irby, who was President of the Company from February 15, 2024 through April 15, 2024 and has served as our Chief Executive Officer and as a Director since April 15, 2024. Mr. Irby previously served as President of MTI Motion, a Steel Partners company specializing in motors and hardware for aircraft, weapons systems, and commercial equipment from November 2022 until February 2024. He has a long career spanning several executive roles in innovative defense organizations. Mr. Irby has served as the Chief Operating Officer at Martin UAV (assisting in its acquisition by Shield AI) from March 2021 to December 2021, President of the Reconnaissance Mission Systems sector of L3Harris Technologies from October 2018 through February 2021, SVP/GM of Textron Systems’ Unmanned Systems business from November 2012 until October 2018, and as VP of two business units at Northrop Grumman in Intelligence, Surveillance, and Reconnaissance (ISR) and Tactical Communications. Before joining the defense industry, Mr. Irby served as a combat engineer in the United States Marine Corps. He holds a Bachelor of Science in Engineering from the US Naval Academy, a Master of Science in Technical Management from Johns Hopkins University, and an Executive Certificate in the General Manager Program at Harvard Business School. As a longtime Uncrewed Vehicle Systems International (AUVSI) board member, since April 2015, Mr. Irby continues serves as Chairman after previous roles as Executive Vice Chair, and Treasurer. He also brings his expertise to the advisory boards of Ghost Robotics, Secmation, and LaunchPoint EPS.

Grant Begley. Mr. Begley has served as a member of the Board since June 2016, serving as Chairman of the Board since October 13, 2023, and served as interim Chief Executive Officer from January 2024 through April 15, 2024. Since July 2011, Mr. Begley has served as President of Concepts to Capabilities Consulting LLC, which advises global executive clients on competitive positioning and performance in aerospace. From August 2010 to September 2011, Mr. Begley was Corporate Senior Vice President for Alion Science and Technology. Prior to Alion, Mr. Begley served as Pentagon Senior Advisor to the Office of the Under Secretary of Defense, for Unmanned Systems, advising on critical issues and leading development of DoD’s 2011 Unmanned Systems Roadmap. Mr. Begley’s career includes defense industry leadership positions for the development of advanced capabilities with Raytheon and Lockheed Martin where he initiated and led cross-corporation unmanned systems and robotics successes. Mr. Begley served in the United States Navy for 26 years, where his duties included operational assignments flying fighter aircraft, designated Top Gun, followed by acquisition assignments for the development and management of next generation manned and unmanned aircraft systems, weapon systems and joint executive acquisition assignments. Mr. Begley holds Masters degrees in Aerospace and Aeronautic Engineering from the Naval Post-Graduate School and a Bachelors degree in General Engineering from the U.S. Naval Academy. The Company believes that Mr. Begley’s 20 plus years of experience as a UAV industry expert, focused on UAV technologies, regulations and commercial applications, will be an invaluable resource to the Board.

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Thomas Gardner. Mr. Gardner has served as a member of the Board since June 2016. Since May 2010, Mr. Gardner has served as Partner at NeuVentures, a technology investment firm. Prior to that, Mr. Gardner served as COO and Director at NeuEon, Inc., a technology advisory consulting firm, where he oversaw operations and provided strategic technology and business guidance to select clients. Mr. Gardner has extensive experience in the areas of business and technology leadership across many industries, including financial services, manufacturing, telecommunications, and consumer goods. Within these sectors, Mr. Gardner has specific expertise in the areas of process improvement, digitization and standardization, mergers and acquisitions, system implementations, enterprise resource planning and work-force optimization. Mr. Gardner holds a dual Bachelor of Science in Accounting and Management from Bryant University. The Company believes that Mr. Gardner’s experience as a data analytics expert, along with his strategic technology and business expertise, brings a unique perspective to the Board.

Kelly Anderson. Ms. Anderson has served as a member of the Board since December 2022. She currently serves as CEO of CXO Executive Solutions, a specialized executive talent solutions company she founded in 2020. From 2015 through 2020, she served as a partner in C Suite Financial Partners, a financial consulting firm serving private, private equity, entrepreneurial, family office and government-owned firms across the entertainment, aerospace/defense, Software-as-a-Service and manufacturing industries. Ms. Anderson previously served in senior financial executive posts at notable companies, including Mavenlink (now known as Kantata), Ener-Core (OTC: ENCR), Fisker Automotive (NYSE:FSR), T3 Motion and The First American Corporation (NYSE: FAF). Ms. Anderson also currently serves as a member of the Board of Directors of Tomi Environmental Solutions (Nasdaq: TOMZ) and Concierge Technologies and has previously held board seats at Guardion Health Sciences (Nasdaq: GHSI) and Psychic Friends Network (OTC:PTOP). She is a Certified Public Accountant in California. The Company believes that Ms. Anderson’s over 25 years of experience in public company finance, accounting and corporate governance make her an ideal addition to the Board.

Major General Malcolm Frost. Major General Frost has served as a member of the Board since March 1, 2024, and is a retired Major General of the U.S. Army with over 35 years of leadership experience in both the U.S. Army and business roles. In the Army, he served as a career Infantryman, commanding and leading soldiers at every level from Lieutenant to 2-star General. Throughout his military career he provided large-scale strategic and operational leadership and oversight of units across the globe - successfully leading the evolution of soldier training programs in peace and war. Major General Frost led the Army’s Holistic Health and Fitness revolution from 2017-19 and was responsible for developing the first new physical fitness test for the Army in 40 years. He also led the Army’s initial entry training enterprise that annually transformed 130,000 civilians into soldiers. As the Army’s Director of Public Affairs, he developed and led all strategic communications plans, roll-outs, and national media relations initiatives for the Army. He has been deployed to combat several times in a variety of leadership and command positions in Bosnia-Hercegovina, Iraq, and Afghanistan between 1995-2011.

Since retiring from the Army, Major General Frost provides executive leadership development, public relations, and communications advice to corporate America. He also provides advice to companies in the health and wellness sectors, training, and information operations industries and has served as a corporate board member and advisor. He has extensive keynote and public speaking experience and has been an on-air military and national security contributor to various media outlets. He believes strongly in the causes of supporting families of our fallen service members and improving the state of health and fitness as a national security challenge in America. In addition to a Bachelor of Science Degree in Human Resources Management from the United States Military Academy at West Point, Maj. Gen. (Ret) Frost holds advanced degrees from Webster University and the U.S. Army War College in Human Resources Development and National Security Strategy, respectively. He is the recipient of the Distinguished Service Medal x2, Defense Superior Service Medal, Legion of Merit x3, Bronze Star Medal x3, Air Medal, Army Commendation Medal x6 including one for Valor, Combat Infantryman Badge, Master Parachutist Badge and Ranger Tab. He is also the recipient of the U.S. Department of State Meritorious Honor Award for reconstruction, civic and humanitarian achievements while serving in Iraq.

The Board has reviewed the independence of the directors based on the listing standards of the NYSE American. Based on this review, the Board determined that each of Malcolm Frost, Thomas Gardner and Kelly Anderson are independent within the meaning of the listing rules of NYSE American. In making this determination, the Board considered the relationships that each of these non-employee directors has with the Company and all other facts and circumstances the Board deemed relevant in determining their independence.

Board Operations

The Chairman of the Board chairs the Board and shareholder meetings and participates in preparing their agendas. Given the limited number of directors comprising the Board, the independent directors call, plan, and chair their executive sessions collaboratively and, between board meetings, communicate with management and one another directly. The Company believes that these arrangements afford the independent directors with sufficient resources to supervise management effectively, without being overly engaged in day-to-day operations.

Risk Oversight

The Board oversees a company-wide approach to risk management. The Board assists management to determine the appropriate risk level for the Company generally and to assess the specific risks faced by the Company and reviews the steps taken by management to manage those risks. While the Board has ultimate oversight responsibility for the risk management process, its committees will oversee risk in certain specified areas.

Specifically, the Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements, and the incentives created by the compensation awards it administers. The Audit Committee will oversee management of enterprise risks and financial risks, as well as potential conflicts of interests. The Board is responsible for overseeing the management of risks associated with the independence of the Board.

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Our senior management team is responsible for day-to-day risk management and regularly reports on risks to our full Board or a relevant committee. Our legal, finance and regulatory areas serve as the primary monitoring and evaluation function for company-wide policies and procedures, and manage the day-to-day oversight of the risk management strategy for our business. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.

We believe the division of risk management responsibilities described above is an effective approach for identifying and addressing the risks facing our Company, and that the leadership structure of our Board is effective in implementing this approach.

ESG and Corporate Responsibility

We continue to build a sustainable, environmentally conscious business while fulfilling our oversight of environmental, social and governance (“ESG”) risks and our approach, commitment and measurable progress relating to climate change, human capital management, sustainability and other significant ESG matters. We are dedicated to our sustainability efforts both internally and externally.

ESG matters significantly impact our business and operations and present evolving risks and challenges. Environmental impacts, including climate change specifically, create short and long-term financial risks to our business globally. Climate related changes can increase the frequency and severity of significant weather events and natural disasters. While we maintain insurance coverage to cover certain risks of losses for damage or destruction to facilities and property and for interruption of our business, such insurance may not cover specific losses and the amount of our insurance coverage may not be adequate to cover all of our losses. As a result, our future operating results could be materially and adversely affected, including if our losses are not adequately or timely covered by our insurance.

Increased attention on ESG matters, including from our customers, shareholders and other stakeholders, may lead to us expending more resources addressing these issues. Legislative and regulatory efforts to combat climate change and address ESG issues may prove costly and burdensome for us to comply with and will likely continue to impact us, our customers and our suppliers.

Please see the discussion under the heading “Human Capital Resources” in the Business section of our Annual Report on Form 10-K (which accompanies this Proxy Statement) for additional information on our human capital priorities and programs. We also recognize that certain stakeholders (such as customers, employees and non-governmental organizations) as well as some stockholders may be interested in more detailed information about our ESG programs and sustainability efforts.

Other Compensation-Related Policies

Claw-back Policy

We maintain a claw-back policy as required by the rules of the NYSE American. Our claw-back policy covers each of our current and former executive officers. The policy provides that, subject to the limited exemptions provided by the NYSE American rules, if the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws, the Compensation Committee must reasonably and promptly seek recovery of any cash- or equity-based incentive compensation (including vested and unvested equity) paid or awarded to the executive officer, to the extent that the compensation (i) was based on erroneous financial data and (ii) exceeded what would have been paid to the executive officer under the restatement. Recovery applies to any such excess cash- or equity-based bonus/other incentive compensation received by any covered executive officer, while he/she was an executive officer, on or after October 2, 2023 during the three completed fiscal years immediately preceding the date on which the Company determines an accounting restatement is required. For more information, see the full text of our claw-back policy, which is filed as an exhibit to our Annual Report on Form 10-K.

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Cybersecurity

Please see the discussion under the heading “Cybersecurity” in the Business section of our Annual Report on Form 10-K (which accompanies this Proxy Statement) for additional information on our cybersecurity risk management, strategy and governance.

Board Committees

The Board has standing audit, compensation, and nominating committees, comprised solely of independent directors. Each committee has a charter, which is available at the Company’s website, www.ageagle.com. Each committee member is independent under NYSE American committee independence requirements applicable to the committee on which such member serves.

Audit Committee

The Audit Committee, which is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, is responsible for assisting the Board in its oversight of the integrity of the Company’s financial statements, the qualifications and independence of the Company’s independent auditors, and the Company’s internal financial and accounting controls. The Audit Committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of the Company’s independent auditors, and the Company’s independent auditors report directly to the Audit Committee.

Prior to Mr. Begley’s appointment as Interim Chief Executive Officer in December 2023, the members of the Audit Committee consisted of Kelly Anderson as Chair, Thomas Gardner and Grant Begley. The current members of the Audit Committee are Kelly Anderson, Chair, Malcolm Frost, and Thomas Gardner. Each member of the Audit Committee qualifies as an independent director under the corporate governance standards of the NYSE American and the independence requirements of Rule 10A-3 of the Exchange Act. The Board has determined that Kelly Anderson qualifies as an “audit committee financial expert” as such term is currently defined in Item 407(d)(5) of Regulation S-K and meets the financial sophistication requirements of the NYSE American.

For the year ended December 31, 2023, the Audit Committee held four meetings.

Audit Committee Report

With respect to the audit of the Company’s financial statements for the year ended December 31, 2023, the members of the Audit Committee:

●	reviewed and discussed the audited financial statements with management;

●	discussed with Company’s independent accountants the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Commission; and

●	received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent accountants the independent accountants’ independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in Company’s annual report on Form 10-K for the year ended December 31, 2023.

Kelly Anderson, Chair

Malcolm Frost

Thomas Gardner

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Compensation Committee

The Compensation Committee approves the compensation objectives for the Company, approves the compensation of the chief executive officer and approves or recommends to the Board for approval the compensation of other executives. The Compensation Committee reviews all compensation components, including base salary, bonus, benefits and other perquisites.

For the year ended December 31, 2023, the Compensation Committee held three meetings.

Prior to Mr. Begley’s appointment as Interim Chief Executive Officer in December 2023, the members of the Compensation Committee consisted of Mr. Begley as Chair, Ms. Anderson and Mr. Gardner. The current members of the compensation committee are Major General Frost as Chair, Mr. Gardner and Ms. Anderson. Each member of the current compensation committee is a non-employee director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act, each is an outside director as defined by Section 162(m) of the United States Internal Revenue Code of 1986, as amended, or the Code, and each is an independent director as defined by the NYSE American. The compensation committee has adopted a written charter that satisfies the applicable standards of the SEC and the NYSE American, which is available on our website.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has ever been an officer or employee of the Company. None of the Company’s executive officers serves, or has served since inception, as a member of the Board, compensation committee or other Board committee performing equivalent functions of any entity that has one or more executive officers serving as one of the Company’s directors or on the Company’s compensation committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding candidates for directorships and the structure and composition of the Board and the Board committees. In addition, the Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board corporate governance guidelines applicable to the Company and advising the Board on corporate governance matters. Prior to Mr. Begley’s appointment as Interim Chief Executive Officer in December 2023, the members of the Nominating and Corporate Governance Committee consisted of Mr. Gardner as Chair, Ms. Anderson and Mr. Begley. The current members of the Nominating and Corporate Governance Committee are Mr. Gardner as Chair, Ms. Anderson, and Major General Frost.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. Potential nominees to the Board are required to have such experience in business or financial matters as would make such nominee an asset to the Board and may, under certain circumstances, be required to be “independent”, as such term is defined under Section 121(a) of the listing standards of NYSE American and applicable SEC regulations. Shareholders wishing to submit the name of a person as a potential nominee to the Board must send the name, address, and a brief (no more than five hundred words) biographical description of such potential nominee to the Nominating and Corporate Governance Committee at the following address: Nominating and Corporate Governance Committee of the Board of Directors, c/o AgEagle Aerial Systems Inc., 8201 E. 34th Cir N, Suite 1307, Wichita, Kansas 67226. Potential director nominees will be evaluated by personal interview, such interview to be conducted by one or more members of the Nominating and Corporate Governance Committee, and/or any other method the Nominating and Corporate Governance Committee deems appropriate, which may, but need not, include a questionnaire. The Nominating and Corporate Governance Committee may solicit or receive information concerning potential nominees from any source it deems appropriate. The Nominating and Corporate Governance Committee need not engage in an evaluation process unless (i) there is a vacancy on the Board, (ii) a director is not standing for re-election, or (iii) the Nominating and Corporate Governance Committee does not intend to recommend the nomination of a sitting director for re-election. A potential director nominee recommended by a shareholder will not be evaluated differently from any other potential nominee. Although it has not done so in the past, the Nominating and Corporate Governance Committee may retain search firms to assist in identifying suitable director candidates.

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The Board does not have a formal policy on Board candidate qualifications. The Board may consider those factors it deems appropriate in evaluating director nominees made either by the Board or shareholders, including judgment, skill, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skill relative to other Board members, and specialized knowledge or experience. Depending upon the current needs of the Board, certain factors may be weighed more or less heavily. In considering candidates for the Board, the directors evaluate the entirety of each candidate’s credentials and do not have any specific minimum qualifications that must be met. The directors will consider candidates from any reasonable source, including current Board members, shareholders, professional search firms or other persons. The directors will not evaluate candidates differently based on who has made the recommendation.

For the year ended December 31, 2023, the Nominating and Corporate Governance Committee held one meeting.

Shareholder Communications

Shareholders can mail communications to the Board of Directors, c/o Secretary, AgEagle Aerial Systems Inc., 8201 E. 34th Cir North, Suite 1307, Wichita, Kansas 67226, who will forward the correspondence to each addressee.

Compensation of Directors

The following table sets forth information regarding compensation of each director as of the fiscal years ended December 31, 2023 and 2022:

Name	Year	Fees Earned or Paid in Cash $	Stock Awards (4)	Total $
Barrett Mooney (1)	2023	$-	$-	$-
Former Director and Chairman of the Board	2022	$15,000	$-	$15,000
Thomas Gardner	2023	$30,000	$47,425	$77,425
Director	2022	$60,000	$31,725	$91,725
Grant Begley	2023	$30,000	$52,558	$82,558
Director and Chairman of the Board	2022	$60,000	$31,725	$91,725
Kelly Anderson(2)	2023	$30,000	$47,925	$77,925
Director	2022	$-	$1,194	$1,194
Luisa Ingargiola (3)	2023	$-	$-	$-
Former Director	2022	$60,000	$27,500	$87,500

(1)	Mr. Barrett Mooney served solely as the Company’s Chairman of the Board in 2021 and was appointed to also serve as Chief Executive Officer between January 2022 and December 31, 2023.

(2)	Ms. Anderson joined the Company’s Board on December 6, 2022. Pursuant to Ms. Anderson’s offer letter dated December 6, 2022, she was entitled to receive for her service on the Board five-year options to purchase 25,000 shares of Common Stock per calendar quarter of service at an exercise price per share equal to the market price of our Common Stock at the time of issuance that will vest in equal installments every calendar quarter for the two-year period after date the grant.

(3)	Ms. Ingargiola ceased to be a director of the Company effective December 5, 2022.

(4)	Reflects the aggregate grant date fair value for restricted stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718 - Share Based Payment, based on the closing price of the Company’s common stock on the grant date and vest over a two-year period.

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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (CD&A) describes our executive compensation philosophy and objectives, provides context for the compensation actions approved by the Compensation Committee, and explains the compensation of each of our NEOs. AgEagle’s Compensation Committee, which is made up of entirely of independent directors, oversees AgEagle’s compensation plans and policies, approves the compensation for executive officers and administers our equity compensation plans, as well as our organizational development activities and human capital management.

The following sets forth, the names and ages of our Named Executive Officers (NEOs) as of December 31, 2023, their respective positions and offices, and their respective prior principal occupations or brief employment history. The following CD&A does not include disclosure for Bill Irby, who was not an NEO as of December 31, 2023.

Name	Age	Position
Barrett Mooney(1)	38	Former Chief Executive Officer and Former Chairman of the Board
Nicole Fernandez-McGovern(2)	50	Former Chief Financial Officer
Michael O’Sullivan(3)	52	Former Chief Commercial Officer
Mark DiSiena	57	Chief Financial Officer

(1) Mr. Mooney’s role terminated on December 31, 2023

(2) Ms. Fernandez-McGovern’s role terminated on October 13, 2023

(3) Mr. O’Sullivan’s role terminated December 8, 2023

Barrett Mooney. Mr. Mooney served as Chairman of the Board effective May 5, 2020, and as the Chief Executive Officer effective January 17, 2022 through December 31, 2023. Prior to that Mr. Mooney served as Chief Executive Officer of the Company from July 2018 to May 2020. From May 2017 to July 2018, he served as Group Product Lead for The Climate Corporation, a subsidiary of Monsanto (recently acquired by Bayer), where he led the satellite imagery team, managed a team focused on using artificial intelligence to enhance crop yield production an introduced a new organizational structure to improve sales efficiency. Prior to The Climate Corporation, from July 2012 to May 2017, Mr. Mooney co-founded and was CEO and president of HydroBio, a software company that used satellite-driven image analytics to conserve water and maximize crop yields. In May 2017, he sold HydroBio to The Climate Corporation. Mr. Mooney holds a Doctor of Philosophy in Agricultural and Biological Engineering from the University of Florida. He is also a member of the American Society of Agricultural and Biological Engineers. The Company believes that Mr. Mooney’s extensive experience in technological advances in agricultural is a vital asset to the Company.

Nicole Fernandez-McGovern. Ms. Fernandez-McGovern served as Chief Financial Officer from April 2016 through October 13, 2023. From April 2013 to January 2016, Ms. Fernandez-McGovern served as the CEO and CFO of Trunity Holdings, Inc. (OTCQB: TNTY), where she was able to lead a successful restructuring of the company by acquiring a new compounding pharmacy business and finalizing the spin-out of the legacy educational business into a newly formed private company. From January 2011 to April 2013, Ms. Fernandez-McGovern was President of RCM Financial Consulting, a consulting firm where she provided interim accounting and financial services to small and medium sized companies. Ms. Fernandez-McGovern was also a financial manager at Elizabeth Arden, Inc. (NASDAQ: RDEN) from July 2001 to October 2010, where she was involved in all aspects of the SEC and financial reporting process. Her career began with KPMG LLP in the audit and assurance practice where she managed various large scale engagements for both public and privately held companies. Ms. Fernandez-McGovern has a Master of Business Administration with a concentration in Accounting and International Business and a Bachelor of Business Administration with a concentration in accounting, both from the University of Miami. She is also a Certified Public Accountant in the State of Florida, serves on the boards of the MGO Global, Inc. (NASDAQ: MGOL), South Florida Chapter of Financial Executives International and Pembroke Pines Charter Schools Advisory Board and is fluent in Spanish.

Michael O’Sullivan. From April 2022, Mr. O’Sullivan served as the Company’s Chief Commercial Officer until December 8, 2023. He originally joined AgEagle in October 2021 upon the Company’s acquisition of senseFly and was promptly appointed as Managing Director of AgEagle’s Swiss Operations. Mr. O’Sullivan is responsible for guiding and directing the Company’s daily business operations in Switzerland and growing the Company’s global footprint. Prior to the acquisition, he served as Head of Global Marketing from October 2019 through the Company’s acquisition by AgEagle and was responsible for overseeing all facets of marketing and business strategy, product management, technical support and training for the industry leading fixed wing drone company. Mr. O’Sullivan brings AgEagle more than two decades of proven leadership and global sales and marketing experience managing key growth initiatives for companies in a variety of industries, including advanced technology and drone markets. From 2016 through 2019, he was Chief Marketing Officer of NVISO, a company specializing in artificial visual intelligence and deep learning; from 2014 through 2016, he was co-Founder and Head of Marketing for Darwin Digital, a Swiss-based digital and marketing agency; and from 2003 through 2013, he rose through the ranks at British American Tobacco. On June 20, 2023, AgEagle delivered notice of termination to Mr. O’Sullivan, which will be effective on September 20, 2023, subject to further extension as required under the applicable laws of Switzerland, where Mr. O’Sullivan is located and employed.

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Mark DiSiena. Mr. DiSiena has served as Chief Financial Officer since December 1, 2023. Mr. DiSiena was appointed as the Company’s principal financial and accounting officer and Interim Chief Financial Officer, effective as of October 13, 2023 through November 2023. From November 2021 to August 2023, Mr. DiSiena has offered operational leadership and accounting oversight to clients through Cresset Advisors, a specialty consulting practice he founded to focus on the delivery of tailored interim CFO and advisory services. Mr. DiSiena has served in related leadership roles, including Chief Financial Officer for Kyruus Health, Titanium Healthcare, Decentral Life (OTC:WDLF), Cherokee Brands (NASDAQ:CHKE) and 4Medica. He has held management positions at Oracle-NetSuite, LVMH and Lucent Technologies/Bell Labs. In addition, he has consulted at notable companies that include PublicSq (NYSE:PSQH), World View Enterprises, ICON Aircraft, Cetera Financial Group, Countrywide Bank, Paramount Pictures and HauteLook. He began his career as an assurance auditor at PriceWaterhouseCoopers. DiSiena earned a Bachelor of Science degree with honors from New York University, an MBA from Stanford University and a law degree from Vanderbilt University. Mr. DiSiena, is both a retired CPA and attorney.

Summary Compensation Table (“SCT”)

The following information is furnished for the Principal Executive Officer (“PEO”) of the Company or its subsidiaries and the two most highly-compensated executive officers (other than the principal executive officer) of the Company and its subsidiaries whose total compensation for the fiscal year ended December 31, 2023, exceeded $100,000. These individuals are sometimes referred to in this proxy statement as the “Named Executive Officers (“NEOs”).

Name & Principal Position	Year	Salary	Bonus	Stock Awards (5)	Option Awards (6)	All Other Compensation (7)	Total

Mark DiSiena(1)	2023	$22,917	$-	$-	$-	$74,250	$97,167
Chief Financial Officer	2022	$-	$-	$-	$-	$-	$-

Barrett Mooney (2)	2023	$380,000	$113,050	$282,340	$2,844	$21,738	$799,972
Former Chairman, Director and CEO	2022	$361,000	$-	$-	$31,725	$21,745	$414,470

Nicole Fernandez-McGovern(3)	2023	$237,500	$99,750	$270,477	$1,631	$18,527	$627,885
Former CFO & EVP of Operations	2022	$308,462	$110,000	$225,750	$31,725	$24,257	$700,194

Michael O’Sullivan (4)	2023	$234,914	$76,724	$150,880	$1,972	$81,847	$546,337
Former Chief Commercial Officer	2022	$259,372	$110,233	$93,661	$7,070	$-	$470,336

(1)	Mr. DiSiena was hired as an Interim Chief Financial Officer on October 2, 2023, and became our Chief Financial Offer effective December 1, 2023.
(2)	Mr. Mooney was reappointed by the Board of Director to serve as Chief Executive Officer of the Company on January 17, 2022 and ceased to serve as our Chief Executive Officer and director effective December 31, 2023.
(3)	Ms. Fernandez-McGovern served as our Chief Financial Officer from March 26, 2018 to October 13, 2023.
(4)	Mr. O’Sullivan was promoted to Chief Commercial Officer on April 11, 2022; he originally joined the Company in October 2021 upon the acquisition of senseFly and thereafter served as Managing Director of AgEagle’s Swiss Operations. On June 20, 2023, AgEagle delivered notice of termination to Mr. O’Sullivan, which will be effective on December 8, 2023 , subject to further extension as required under the applicable laws of Switzerland, where Mr. O’Sullivan is located and employed.
(5)	Reflects the aggregate grant date fair value for restricted stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718 - Share Based Payment, based on the closing price of the Company’s common stock underlying the respective RSU at the date of grant. Restricted stock awards were issued under AgEagle’s 2017 Omnibus Equity Plan (the Plan”) and vest over one year of service or immediately if determined to be a performance-based award.
(6)	Reflects the fair market value in accordance with FASB ASC Topic 718 – Share Based Payment.
(7)	All Other Compensation includes non-executive consulting fees, board related fees, health insurance premiums and employer contributions to 401(k) plan.

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Pay Versus Performance

In accordance with the SEC’s disclosure requirements pursuant to Item 402(v) of Regulation S-K promulgated under the Exchange Act, regarding Pay Versus Performance (PVP), provided below is the Company’s PVP disclosures. As required by Item 402(v) for Smaller Reporting Companies, we have included a table that compares the total compensation of our principal executive officer (“PEO”) and average other named executive officers (“Non-PEO NEOs”), as presented in the Summary Compensation Table (“SCT”), to Compensation Actually Paid (“CAP”). The table and disclosure below also compares CAP to our indexed TSR and GAAP Net Income.

This disclosure has been prepared in accordance with Item 402(v) and does not necessarily reflect value actually realized by the executives or how our Compensation Committee evaluates compensation decisions in light of Company or individual performance. In particular, our Compensation Committee has not used CAP as a basis for making compensation decisions, nor does it use GAAP Net Income for purposes of determining incentive compensation.

Pay Versus Performance Table – Compensation Definitions

Salary, Bonus, Stock Awards, and All Other Compensation are each calculated in the same manner for purposes of both CAP and SCT values. The primary difference between the calculation of CAP and SCT total compensation is the calculation of the value of “Stock Awards,” with the table below describing the differences in how these awards are valued for purposes of SCT total and CAP.

Pay Versus Performance Table

In accordance with the SEC’s new PVP rules, the table below shows for 2023 and 2022 executive compensation actually paid to Mr. Barrett Mooney, our principal executive officer (our “PEO”); Mark DiSiena, Nicole Fernandez-McGovern and Michael O’Sullivan, the Company’s other named executive officers (our “non-PEO NEOs”):

Year	Summary Compensation Table Total for PEO - Mooney ($) (1)	Compensation Actually Paid to PEO - Mooney ($) (1) (2) (3)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (1)	Average Compensation Actually Paid to Non-PEO NEOs ($) (1) (2) (3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($) (4)	Net Loss ($)
2023	799,972	514,788	635,695	282,143	6.36	(42,421,737)
2022	414,470	382,745	585,265	262,750	22.29	(58,253,723)

Year	Summary Compensation Table Total for PEO – DiSiena ($) (1)	Compensation Actually Paid to PEO – DiSiena ($) (1) (2) (3)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (1)	Average Compensation Actually Paid to Non-PEO NEOs ($) (1) (2) (3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($) (4)	Net Loss ($)
2023	97,167	97,167	635,695	282,143	6.36	(42,421,737)
2022	-	-	585,265	262,750	22.29	(58,253,723)

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Year	Summary Compensation Table Total for PEO – Fernandez-McGovern ($) (2)	Compensation Actually Paid to PEO –Fernandez-McGovern ($) (1) (2) (3)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (1)	Average Compensation Actually Paid to Non-PEO NEOs ($) (1) (2) (3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($) (4)	Net Loss ($)
2023	627,885	335,777	635,695	282,143	6.36	(42,421,737)
2022	700,194	442,719	585,265	262,750	22.29	(58,253,723)

Year	Summary Compensation Table Total for PEO – O’Sullivan ($) (2)	Compensation Actually Paid to PEO –O’Sullivan ($) (1) (2) (3)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (1)	Average Compensation Actually Paid to Non-PEO NEOs ($) (1) (2) (3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($) (4)	Net Loss ($)
2023	546,337	393,485	635,695	282,143	6.36	(42,421,737)
2022	470,336	369,605	585,265	262,750	22.29	(58,253,723)

(1)	The PEO (CEO) in the 2023 and 2022 reporting years is Mr. Mooney. The non-PEO NEOs in the 2023 reporting year are Mr. DiSiena, Ms. Fernandez-McGovern and Mr. O’Sullivan and in the 2022 reporting year are Ms. Fernandez-McGovern and Mr. O’Sullivan.

(2)	The amounts shown for CAP have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized or received by the Company’s NEOs. These amounts reflect the SCT Total with certain adjustments noted in the below table and described in footnote 5.

(3)	Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with ASC 718, Compensation – Stock Compensation. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards columns set forth in the Summary Compensation Table, which reflect the fair market values of equity awards as of each grant date.

(4)	The total shareholder return (“TSR”) is calculated by taking the difference of the Company’s stock price from the beginning of the measurement period, December 31, 2021 at $31.40, and the ending of the measurement periods of December 31, 2022 and 2023 at $7.00 and $2.00, respectively; then dividing by the respective measurement period’s initial stock price.

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	2023 - PEO - Mooney ($)	2022 - PEO - Mooney ($)	2023 - Non-PEO NEOs ($)	2022 - Non-PEO NEOs ($)
Summary Compensation Table (“SCT”) Total Compensation	$799,972	$414,470	$1,271,389	$585,265
Less: Equity awards reported in SCT	(285,184)	(31,725)	(520,593)	(179,103)
Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior and Fiscal Years	-	-	-	(111,687)
Fair Value of Equity Compensation Granted in Current Year at Year-End	-	-	-	124,949
Change in Fair Value from End of Prior Fiscal Year to Vesting Date for Awards Made in Prior Fiscal Years that Vested During Current Fiscal Year	-	-	-	205,875
Change in Fair Value as of the Current Fiscal Year (From the End of Prior Fiscal Year) of Awards Granted in Prior Fiscal Years that remain Outstanding and Unvested as of the End of the Current Fiscal Year	-	-	-	(362,550)
Compensation Actually Paid	$514,788	$382,745	$750,796	$262,750

Employment Agreements of Named Executive Officers

Mark DiSiena

Employment Arrangements for Mark DiSiena, Chief Financial Officer

Mr. Mark DiSiena was appointed as the Company’s principal financial and accounting officer and Interim Chief Financial Officer, effective as of October 13, 2023. On November 30, 2023, the Board of Directors of the Company appointed Mr. DiSiena as Chief Financial Officer of the Company, effective as of December 1, 2023 (the “Commencement Date”). Pursuant to an employment offer letter dated November 28, 2023 (the “Offer Letter”), Mr. DiSiena shall receive an annual base salary of $275,000 and a sign-on bonus in the form of restricted stock units (the “RSUs”) not to exceed $60,000 in total award value, with 50% of the RSUs to vest one year after Commencement Date, and the remainder to vest two years after Commencement Date. Mr. DiSiena will be eligible to receive an annual performance-based bonus comprised of up to $75,000 in cash and RSUs not to exceed $60,000 in total award value, with 34% of the total RSU award to vest at the time of the award date, 33% of the original award amount to vest one year after the award date, and the remainder to vest two years after the award date. The performance bonus amounts each year will be determined at the sole discretion of the Board of Directors of the Company based upon an assessment of a combination of his achievement of designated personal goals and the Company reaching designated corporate goals.

Mr. DiSiena is provided with severance benefits in the event of termination without cause or for good reason, as defined in her amended employment offer letter. Upon execution of a severance agreement entered into between Mr. DiSiena and the Company, Mr. DiSiena will be entitled to the following benefits: (i) three months of base salary, or if employed for over two years, then six months, paid in the form of salary continuation, in accordance with the terms of a Separation Agreement to be entered into at the time of termination; (ii) reimbursement of COBRA health insurance premiums at the same rate as if the executive officer were an active employee of the Company (conditioned on the executive officer having elected COBRA continuation coverage) for a period of three months or if employed for over two years, then six months, or if earlier, until the executive officer is eligible for group health insurance benefits from another employer.

Barrett Mooney

Departure as Chief Executive Officer and Chairman of the Board

On December 17, 2023, the Company received notice (the “Notice”) from Mr. Barrett Mooney, the Company’s Chief Executive Officer, that he has decided to depart the Company as Chief Executive Officer and Director to pursue another professional opportunity, effective December 31, 2023.

On January 17, 2022, Mr. Barrett Mooney, the Company’s Chairman of the Board and the Chief Executive Officer immediately preceding Mr. Michael Drozd, was reappointed to serve as the Chief Executive Officer of the Company and to continue in his role as Chairman of the Board.

Mr. Mooney had received an annual base salary of $380,000 per year, subject to annual performance reviews and revisions by and at the sole discretion of the Compensation Committee. In accordance with the 2022 Executive Compensation Plan, approved by the Compensation Committee, Mr. Mooney was eligible for an annual cash bonus of up to 35% of his then-current base salary and RSUs with a fair value of $350,000, based upon his performance as determined by certain metrics established by the Board and Mr. Mooney, for a total annual compensation of up to $863,000. Additionally, Mr. Mooney was entitled to receive a quarterly grant of 25,000 stock options at the fair market value of the Company’s Common Stock on the grant date, subject to the vesting provisions of the Company’s 2017 Omnibus Equity Plan.

Mr. Mooney received his 2022 Executive Performance Award of $113,050 in cash bonus and the issuance of 297,500 restricted stock units (“RSUs”). Mr. Mooney resigned as Chief Executive Officer effective as of December 31, 2023 to pursue another opportunity.

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Nicole Fernandez-McGovern

Departure as Chief Financial Officer

Mrs. Fernandez-McGovern served as the Company’s Chief Executive Officer until August 13, 2023. Mrs. Fernandez-McGovern was terminated for good cause under the terms of her employment Agreement.

On April 19, 2021, the Board of Directors of the Company, upon recommendation of the Compensation Committee, approved changes in the compensation of Ms. Fernandez-McGovern: (i) an additional one-time grant of 125,000 RSUs that will vest on a pro rata basis over one year subject to the terms of an RSU grant agreement, and (ii) an increase in the number of grants, on a quarterly basis, of non-qualified options from 15,000 to 25,000 shares of Company Common Stock subject to the terms of the Plan, and the vesting requirements, the term of the option and exercisability at an exercise price equal to the fair market value of the option shares will be set forth in a grant agreement as of each date of grant. Ms. Fernandez-McGovern’s then base salary and potential bonus payments did not change.

On June 14, 2021, the Board of Directors of the Company, upon recommendation of the Compensation Committee, approved the adoption of its 2021 Executive Bonus Plan pursuant to which, if all performance milestones related to the Company’s operational, financial and strategic targets were met, Ms. Fernandez-McGovern would be entitled to receive up to a maximum of an additional $44,000 in cash bonus and 285,000 RSUs.

On November 12, 2021, the Board, in connection with the 2021 senseFly Acquisition and the 2021 executive compensation plan, approved a spot bonus of cash bonus of $10,000 and 75,000 RSUs to Mrs. Fernandez-McGovern.

On February 7, 2022, Mrs. Fernandez-McGovern’s annual salary was increased from $220,000 to $300,000, effective retroactively to January 1, 2022, and received a 2021 Executive Bonus Award of $10,000 in cash bonus and the issuance of 62,500 RSUs.

Mrs. Fernandez-McGovern was eligible to receive the following:(i) an annual cash bonus of up to 35% of her then-current base salary and RSUs with a fair value of up to $300,000, based upon achievement of the performance milestones established in the 2022 Executive Compensation Plan. (ii) a service-based bonus, comprised of a cash bonus of $50,000 and RSUs with a fair value of $50,000, which was payable in October 2022, and (iii) a quarterly grant of 25,000 stock options at the fair market value of the Company’s Common Stock on the grant date, vesting over two years, and exercisable for a period of five years.

Mrs. Fernandez-McGovern received her 2022 Executive Performance Award comprising of $99,750 in cash bonus and the issuance of 285,000 RSUs in January 2023.

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Michael O’Sullivan

Departure as Chief Commercial Officer

On June 20, 2023, the Company delivered notice of termination to Michael O’Sullivan, the Company’s Chief Commercial Officer, which termination was scheduled for September 20, 2023, subject to further extension as required under the applicable laws of Switzerland, where Mr. O’Sullivan is located and was employed. Mr. O’Sullivan’s termination was effective on December 8, 2023.

On April 11, 2022, Michael O’Sullivan was appointed as the Company’s Chief Commercial Officer, Mr. O’Sullivan had an annual base salary of 250,000 CHF per year, subject to annual performance reviews and revisions by and at the sole discretion of the Compensation Committee. In accordance with the 2022 Executive Compensation Plan and as approved by the Compensation Committee, Mr. O’Sullivan was eligible to receive an annual cash bonus of up to 30% of his then-current base salary and RSUs with a fair value of up to 150,000 CHF, based upon achievement of the performance milestones established in the 2022 Executive Compensation Plan. Mr. O’Sullivan was entitled to a service-based bonus, comprised of a cash bonus of 87,500 CHF and RSUs with a fair value of 87,500 CHF. Upon execution of his employment agreement with the Company, Mr. O’Sullivan was immediately granted RSUs with a fair value of 43,750 CHF, as part of his service-based bonus. The remaining RSUs with a fair value of 43,750 CHF and the cash payment of 87,500 CHF which vested in October 2022. In addition, Mr. O’Sullivan was entitled to receive a quarterly grant of 10,000 stock options at the fair market value of the Company’s Common Stock on the grant date, vesting over two years, and exercisable for a period of five years.

On January 4, 2023, the Company’s Board of Directors, upon recommendation of the Compensation Committee, approved for Mr. O’Sullivan, his 2022 Executive Performance Award comprising of $55,344 in cash bonus and the issuance of 57,500 RSUs. On December 22, 2023, the Company granted its former chief commercial officer 28,996 RSUs as part of the resignation agreement.

Company 2017 Omnibus Equity Incentive Plan

The 2017 Omnibus Equity Plan (the “Plan”) is a comprehensive incentive compensation plan under which the Company can grant equity-based and other incentive awards to officers, employees and directors of, and consultants and advisers to, the Company The purpose of the Plan is to help the Company attract, motivate and retain such persons and thereby enhance shareholder value. The Plan provides for the grant of awards which are incentive stock options (“ISOs”), non-qualified stock options (“NQSOs”), unrestricted shares, restricted shares, RSUs, performance stock, performance units, SARs, tandem stock appreciation rights, distribution equivalent rights, or any combination of the foregoing, to key management employees, non-employee directors, and non-employee consultants of the Company or any of its subsidiaries (each a “participant”) (however, solely Company employees or employees of the Company’s subsidiaries are eligible for incentive stock option awards). The Company currently has reserved a total of 750,000 shares of common stock for issuance as or under awards to be made under the Plan.

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Types of Stock Awards

The Plan provides for the grant of incentive stock options and non-qualified stock options. Stock options may be granted to employees, including officers, non-employee directors and consultants of the Company or its affiliates, except that incentive stock options may be granted only to employees.

Share Reserve

The aggregate number of shares of Common Stock that have been reserved for issuance under the Plan is 750,000. As of the Record Date, there are 554,736 awards granted under the Plan, of which 158,362 awards have been canceled due to termination of employment, leaving 353,626 shares of Common Stock remaining for future issuance under the Plan. If a stock option award expires, terminates, is canceled or is forfeited for any reason, the number of shares subject to the stock option award will again be available for issuance. In addition, if stock awards are settled in cash, the share reserve will be reduced by the number of shares of common stock with a value equal to the amount of the cash distributions as of the time that such amount was determined and if stock options are exercised using net exercise, the share reserve will be reduced by the gross number of shares of common stock subject to the exercised portion of the option.

Administration

The Board or a duly authorized committee thereof, has the authority to administer the Plan. Subject to the terms of the Plan, the Board or the authorized committee, referred to herein as the committee, determines recipients, dates of grant, the numbers and types of stock awards to be granted and the terms and conditions of the stock option awards, including the period of exercisability and vesting schedule applicable to a stock option award. Subject to the limitations set forth below, the committee will also determine the exercise price and the types of consideration to be paid for the award. The committee has the authority to modify outstanding awards under the Plan. The committee has the authority to adopt, alter and repeal administrative rules, guidelines and practices governing the Plan and to perform all other acts, including delegating administrative responsibilities, as it deems advisable to construe and interpret the terms and provisions of the Plan and any stock option award granted under the Plan. Decisions and interpretations or other actions by the committee are in the discretion of the committee and are final binding and conclusive on the Company and all participants in the Plan.

Stock Options

Incentive stock options and non-qualified stock options are granted pursuant to stock option award agreements adopted by the committee. The committee determines the exercise price for a stock option, within the terms and conditions of the Plan, provided that the exercise price shall not be less than (i) in the case of a grant of any NQSO or an ISO to a key employee who at the time of the grant does not own stock representing more than ten percent (10%) of the total combined voting power of all classes of our stock or of any subsidiary, one hundred percent (100%) of the fair market value of a share of common stock as determined on the date the stock option award is granted; (ii) in the case of a grant of an ISO to a key employee who, at the time of grant, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of our stock or of any subsidiary, one hundred ten percent (110%) of the fair market value of a share of common stock, as determined on the date the stock option award is granted. The fair market value of the common stock for purposes of determining the exercise price shall be determined by the committee in accordance with any reasonable method of valuation consistent with applicable requirements of Federal tax law, including, as applicable, the provisions of Code Section 422(c)(8) and 409A as applicable. Stock options granted under the Plan will become exercisable at the rate specified by the committee and may be exercisable for restricted stock, if determined by the committee.

The committee determines the term of stock options granted under the Plan, up to a maximum of ten years. The option holder’s stock option agreement shall provide the rights, if any, that such holder has to exercise the stock option at such time that such holder’s service relationship with us, or any of our affiliates, ceases for any reason, including disability, death, with or without cause, or voluntary resignation. All unvested stock option awards are forfeited if the participant’s employment or service is terminated for any reason, unless our compensation committee determines otherwise.

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Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the committee and may include (i) check, bank draft or money order, or wire transfer, (ii) if the company’s common stock is publicly traded, a broker-assisted cashless exercise, or (iii) such other methods as may be approved by the committee, including without limitation, the tender of shares of our common stock previously owned by the option holder or a net exercise of the option.

Unless the committee provides otherwise, options generally are not transferable except by will, the laws of descent and distribution. The committee may provide that a non-qualified stock option may be transferred to a family member, as such term is defined under the applicable securities laws.

Tax Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of our common stock with respect to incentive stock options that are exercisable for the first time by an option holder during any calendar year may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as non-qualified stock options. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (ii) the term of the incentive stock option does not exceed five years from the date of grant.

Adjustments for Changes in Capital Structure and other Special Transactions

In the event of a stock dividend, stock split, or recapitalization, or a corporate reorganization in which we are a surviving corporation (and our shareholders prior to such transaction continue to own at least 50% of our capital stock after such transaction), including without limitation a merger, consolidation, split-up or spin-off, or a liquidation, or distribution of securities or assets other than cash dividends, the number or kinds of shares subject to the Plan or to any stock option award previously granted, and the exercise price, shall be adjusted proportionately by the committee to reflect such event.

In the event of a merger, consolidation, or other form of reorganization with or into another corporation (other than a merger, consolidation, or other form of reorganization in which we are the surviving corporation and our shareholders prior to such transaction continue to own at least 50% of the capital stock after such transaction), a sale or transfer of all or substantially all of the assets of the Company or a tender or exchange offer made by any corporation, person or entity (other than an offer made by us), all stock options held by any option holder shall be fully vested and exercisable by the option holder.

Furthermore, the committee, either before or after the merger, consolidation or other form of reorganization, may take such action as it determines in its sole discretion with respect to the number or kinds of shares subject to the Plan or any option under the Plan.

Amendment, Suspension or Termination

The committee may at any time amend, suspend, or terminate any and all parts of the Plan, any stock option award granted under the Plan, or both in such respects as the committee shall deem necessary or desirable, except that no such action may be taken which would impair the rights of any option holder with respect to any stock option award previously granted under the Plan without the option holder’s consent.

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Outstanding Equity Awards at 2023 Fiscal Year-End

The following table lists the outstanding equity incentive awards held by the Named Executive Officers as of the fiscal year ended December 31, 2023:

		Option Awards (1)				Stock Awards
Name & Principal Position	Year	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Options Exercise price ($)	Expiration Date	Number of shares or units of stock that have not Vested (#)	Market value of shares or units of stock that have not Vested ($)
Mark DiSiena	2023	—	—	—	—	—		$—
Chief Financial Officer	2022	—	—	—	—	—		$—

Barrett Mooney(3)	2023	156	—	$3.40	09/29/2028	—		$—
Former Chief Executive Officer and Former Chairman of the Board	2023	313	—	$4.60	06/29/2028	—	$
	2023	469	—	$9.00	03/30/2028	—		$—
	2022	625	—	$7.00	12/30/2027	—		$—
	2022	781	—	$9.20	09/29/2027	—		—
	2022	938	—	$13.00	06/29/2027	—		$—
	2022	1094	—	$23.80	03/30/2027	—		$—
	2021	1250	—	$31.40	12/30/2026	—		$—
	2021	1250	—	$60.20	09/29/2026	—		$—
	2021	1250	—	$105.40	06/29/2026	—		$—
	2021	1250	—	$125.20	03/30/2026	—		$—
	2020	1250	—	$120.00	12/30/2025	—		$—
	2020	1250	—	$45.60	09/29/2025	—		$—
	2020	750	—	$23.80	06/29/2025	—		$—
	2020	750	—	$8.20	03/30/2025	—		$—
	2019	750	—	$9.00	12/29/2024	—		$—
	2019	5000	—	$6.20	09/28/2024	—		$—
		0		-
Nicole Fernandez-McGovern(3)	2023	156	—	$4.60	06/29/2028	—		$—
Former Chief Financial Officer and EVP of Operations	2023	313	—	$9.00	03/30/2028	—		$—
	2022	469	—	$7.00	12/30/2027	—		$—
	2022	625	—	$9.20	09/29/2027	—		$—
	2022	781	—	$13.00	06/29/2027	—		$—
	2022	938	—	$23.80	03/30/2027	—		$—
	2021	1094	—	$31.40	12/30/2026	—		$—
	2021	1250	—	$60.20	09/29/2026	—		$—
	2021	1250	—	$105.40	06/29/2026	—		$—
	2021	750	—	$125.20	03/30/2026	—		$—
	2020	750	—	$120.00	12/30/2025	—		$—
	2020	6250	—	$104.00	12/20/2025	—		$—
	2020	750	—	$45.60	09/29/2025	—		$—
	2020	625	—	$23.80	06/29/2025	—		$—
	2020	6250	—	$25.40	05/13/2025	—		$—
	2020	625	—	$8.20	03/30/2025	—		$—
	2019	625	—	$9.00	12/29/2024	—		$—
	2019	2500	—	$6.20	09/28/2024	—		$—
	2019	1250	—	$6.20	09/28/2024	—		$—
	2019	625	—	$6.20	09/28/2024	—		$—
	2019	625	—	$5.80	06/28/2024	—		$—
	2019	7500	—	$8.20	03/28/2029	—		$—
	2019	625	—	$8.20	03/29/2024	—		$—

Michael O’Sullivan(3)	2023	469	781	$4.60	03/30/2028	—		$—
Former Chief Commercial Officer	2022	250	250	$9.00	12/27/2027	—		$—
	2022	313	188	$7.00	09/29/2027	—		$—
	2022	375	125	$9.20	06/29/2027	—		$—

(1)	All options vest equally over two years with a one-year cliff vest, as adjusted after the 20:1 split.

(2)	Restricted stock awards vests equally over a year period.

(3)	The options were exercisable for a period of 90 days after resignation. After such date, the options were cancelled.

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CODE OF ETHICS

We adopted a code of ethics that applies to our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer, and other persons who perform similar functions. A written copy of the code can be found on our website at www.ageagle.com and can be made available in print to any shareholder upon request at no charge by writing to our Secretary, c/o AgEagle Aerial Systems Inc., 8201 E. 34th Cir N, Suite 1307, Wichita, Kansas 67226. Our Code of Ethics is intended to be a codification of the business and ethical principles which guide us, deter wrongdoing, promote honest and ethical conduct, avoid conflicts of interest, and foster full, fair, accurate, timely and understandable disclosures, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations and accountability for adherence to this code.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no transactions, since January 1, 2023, the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and in which any related person had or will have a direct or indirect material interest. It is the Company’s policy that the Company will not enter into any related party transactions unless the Audit Committee or another independent body of the Board of Directors first reviews and approves the transactions.

Policies and Procedures for Related Person Transactions

While the Company has not adopted a written related party transaction policy for the review, approval and ratification of transactions involving “related parties,” related parties are deemed to be directors and nominees for director, executive officers and immediate family members of the foregoing, as well as security holders known to beneficially own more than five percent of our common stock. The policy covers any transaction, arrangement or relationship, or series of transactions, arrangements or relationships, in which the Company was, is or will be a participant and the amount exceeds $120,000, and in which a related party has any direct or indirect interest. The policy is administered by the Audit Committee.

In determining whether to approve or ratify a related party transaction, the Audit Committee will consider whether or not the transaction is in, or not inconsistent with, the best interests of the appropriate company. In making this determination, the Audit Committee is required to consider all of the relevant facts and circumstances in light of the following factors and any other factors to the extent deemed pertinent by the committee:

●	The position within or relationship of the related party with the Company;

●	The materiality of the transaction to the related party and the Company, including the dollar value of the transaction, without regard to profit or loss;

●	The business purpose for and reasonableness of the transaction, taken in the context of the alternatives available for attaining the purposes of the transaction;

●	Whether the transaction is comparable to a transaction that could be available on an arms-length basis or is on terms and conditions offered generally to parties that are not related parties;

●	Whether the transaction is in the ordinary course of business and was proposed and considered in the ordinary course of business; and

●	The effect of the transaction on the business and operations, including on internal control over financial reporting and system of disclosure controls or procedures, and any additional conditions or controls (including reporting and review requirements) that should be applied to such transactions.

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The policy contains standing pre-approvals for certain types of transactions which, even though they may fall within the definition of a related party transaction, are deemed to be pre-approved by the Company given their nature, size and/or degree of significance to the company. These include compensation arrangements with directors and executive officers for which disclosure is required in the proxy statement and sales of products or services in the ordinary course of business.

In the event the Company inadvertently enters into a related party transaction that requires, but has not received, pre-approval under the policy, the transaction will be presented to the appropriate Board for review and ratification promptly upon discovery. In such event, the committee will consider whether such transaction should be rescinded or modified and whether any changes in our controls and procedures or other actions are needed.

Vote Required for Approval

For the Election of Directors Proposal, the Director nominees who receive the highest number of “FOR” votes will be elected as Directors. You may vote “FOR” or “WITHHOLD” with respect to each Director nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have the same effect as an abstention.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF

THE BOARD OF DIRECTORS’ NOMINEES.

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PROPOSAL 2

ADVISORY VOTE ON COMPENSATION OF

NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

Proposed Advisory Resolution of Shareholders

At the Annual Meeting, shareholders will be given the opportunity to vote on the following advisory resolution:

RESOLVED, that the shareholders of AgEagle Aerial Systems Inc. hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including, the compensation tables and accompanying narrative discussion set forth in this Proxy Statement.

Background on Proposal

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and related SEC rules, shareholders are being given the opportunity to vote at the Annual Meeting on this advisory resolution regarding the compensation of our current named executive officers (commonly referred to as “say-on-pay”). For more information about the compensation that we paid to our NEOs during the year ended December 31, 2023, please refer to the “Executive Compensation” section of this Proxy Statement, as well as the compensation tables and accompanying narrative disclosures that follow such section.

Effects of Advisory Vote

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to our current NEOs and will not bind the Board or the Compensation Committee. However, the Compensation Committee and the Board will consider the outcome of the vote when making future executive compensation decisions.

Frequency of Advisory Vote

The Company intends to submit to shareholders an advisory vote to approve the executive compensation every year.

Vote Required for Approval

The resolution approving, on an advisory basis, the compensation of our NEOs (“say-on-pay”) will be approved if a majority of the votes cast at the Annual Meeting are voted in favor of the proposal, assuming a quorum is present. A properly executed proxy marked “ABSTAIN” with respect to the proposal will not be voted or treated as a vote cast, although it will be counted for purposes of determining whether a quorum is present. Accordingly, an abstention will not affect the outcome of the proposal. Brokers are not entitled to use their discretion to vote uninstructed proxies with respect to the proposal, and any such “broker non-votes” will not deemed a vote cast.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ‘SAY-ON-PAY’ PROPOSAL.

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PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee has recommended, and the Board has approved, the appointment of WithumSmith+ Brown (“WSB”) as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2024. Representatives of WSB have been invited to attend the Annual Meeting in person or by teleconference to respond to appropriate questions and will be given an opportunity to make a statement if they so desire.

Although we are not required to submit this proposal to the shareholders for approval, the Board believes it is desirable that an expression of shareholder opinion be solicited and that the selection of the independent registered public accounting firm be presented to our shareholders for ratification. If the selection of WSB is not ratified by shareholders, the Board will take that into consideration but, at this time, does not intend to engage another firm. Even if the selection of WSB is ratified by the shareholders, the Audit Committee in its discretion could decide to terminate the engagement of WSB and engage another firm if the committee determines that this is necessary or desirable.

During the fiscal years ended December 31, 2023 and 2022, the Company did not consult with WSB with respect to any matter whatsoever including without limitation with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or an event of the type described in Item 304(a)(1)(v) of Regulation S-K.

Audit Fees

Audit Fees include fees billed and expected to be billed for services performed to comply with Generally Accepted Auditing Standards (GAAS), including the reviews of the quarterly financial statements included in the Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. This category also includes fees for audits provided in connection with statutory filings or procedures related to audit of income tax provisions and related reserves, consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees

Audit-Related Fees include fees for services associated with assurance and reasonably related to the performance of the audit or review of our financial statements. This category includes fees related to assistance in financial due diligence related to mergers and acquisitions, consultations regarding Generally Accepted Accounting Principles, reviews and evaluations of the impact of new regulatory pronouncements, general assistance with implementation of Sarbanes-Oxley Act of 2002 requirements and audit services not required by statute or regulation.

Tax Fees

Tax Fees consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and local tax compliance and consultation in connection with various transactions and acquisitions.

	2023	2022
Audit Fees	$291,422.17	$201,598
Audit-Related Fees	74,070.00	183,024
Tax Fees	—	—
Total	$365,492.17	$384,622

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Pre-Approval of Services

The Audit Committee appoints the independent accountants each year and pre-approves all services to be provided to us by our independent accountants. This process involves obtaining (i) a written description of the proposed services, (ii) the confirmation of our chief financial officer that the services are compatible with maintaining specific principles relating to independence, and (iii) confirmation from our securities counsel that the services are not among those that our independent accountants have been prohibited from performing under SEC rules. After engaging in this process, the members of the Board of Directors determine to approve or disapprove the engagement of the auditors for the proposed services.

Vote Required for Approval

The approval of the Ratification of Accountants Proposal requires the affirmative vote of holders of a majority of the shares of Common Stock having voting power present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes will have the same effect as an “AGAINST” vote for the Ratification of Accountants Proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

RATIFICATION OF ACCOUNTANTS PROPOSAL.

32

PROPOSAL NO. 4

APPROVAL OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK REPRESENTING MORE THAN 20% OF OUR COMMON STOCK OUTSTANDING UPON CONVERSION OF THE CONVERTIBLE NOTE IN ACCORDANCE WITH NYSE AMERICAN RULE 713(a)(ii).

Our Common Stock is currently listed on the NYSE American. We are subject to NYSE American Rule 713(a)(ii), which requires us to obtain shareholder approval when shares will be issued in connection with a transaction involving the sale, issuance or potential issuance of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of presently outstanding shares for less than the greater of book or market value of the shares.

Securities Purchase Agreement

On December 6, 2022, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”) which is an existing shareholder of the Company. Pursuant to the terms of the Agreement, the Company had agreed to issue to the Investor (i) an 8% original issue discount promissory note (the “Original Note”) in the aggregate principal amount of $3,500,000, and (ii) a common stock purchase warrant (the “Warrant”) to purchase up to 5,000,000 shares of the Company’s common stock (the “Shares”) at an exercise price of $0.44 per share, subject to standard anti-dilution adjustments. The Note was an unsecured obligation of the Company. It has an original issue discount of 4% and bears interest at 8% per annum. The Warrant is not exercisable for the first six months after issuance and has a five-year term from the exercise date.

The Company and the Investor amended the Original Note on August 14, 2023 (the “Note Amendment Agreement”) increasing the principal amount of the Original Note to $4,095,000, and modifying the timing of, and cure periods for, an Event of Default (defined in the Original Note) under the Original Note. The Company and the Investor amended the Original Note on October 5, 2023 (the “Second Amendment”), which among other things, increased the principal amount of the Original Note by $595,000 and deferred payments and amortization payments due pursuant to the Original Note. The Second Amendment also partially waives the Event of Default in Section 3 (a)(vii) of the Original Note as a result of the resignation of a majority of the officers listed therein.

On February 8, 2024, the Company and the Investor entered into a Securities Exchange Agreement (the “Exchange Agreement”), pursuant to which the parties agreed to exchange the Original Note for a Convertible Note due January 8, 2024 in the principal amount of $4,849,491 (the “Convertible Note”), convertible into Common Stock at the initial conversion price of $0.10 per share of Common Stock, subject to adjustment based on the effectiveness of the Company’s anticipated reverse stock split, as described therein.

Assuming the full conversion of the Convertible Note, including principal and interest through January 8, 2024, the total number of shares issuable (at the initial Conversion Price of $0.10) would be up to 2,608,128 shares of Company Common Stock, which amount would be in excess of 19.99% of the issued and outstanding shares of the Company’s Common Stock on the closing date. The Company is obligated to submit a proposal to its shareholders at its next shareholder meeting to obtain shareholder approval of the issuance of all of the Conversion Shares issuable under the Convertible Note and all adjustments of the Conversion Price under the Convertible Note that would result in the issuance of more than 19.99% of the issued and outstanding shares of Common Stock on the closing date. The Company shall use its best efforts to obtain such shareholder approval. If the Company does not obtain shareholder approval at the first meeting, the Company shall seek shareholder approval at every subsequent meeting of the shareholders until the earlier of the date shareholder approval is obtained or the Convertible Note is no longer outstanding.

Why Approval is Needed

If the Investor wishes to convert the full amount of the Convertible Note, the shares of Common Stock issued upon conversion would be more than 20% of our Common Stock outstanding. NYSE American Rule 713(a)(ii) requires that we obtain shareholder approval of the issuances of Common Stock and/or securities convertible into, or exercisable for, Common Stock in excess of 20% of our current issued and outstanding shares of Common Stock. Accordingly, we seek your approval of Proposal No. 4 to issue additional Series F Convertible Preferred Stock and Warrants to the Investor, at its option, in order to satisfy the requirements of NYSE American Rule 713(a)(ii).

Approval Required

The approval of Proposal No. 4 requires the affirmative vote of holders of a majority of the stock having voting power present in person or represented by proxy at the Special Meeting. Abstentions have the effect of a vote “AGAINST” Proposal No. 4 and broker “non-votes” will have no effect with respect to the approval of the Proposal No.4.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL NO. 4, THE STOCK ISSUANCE PROPOSAL.

PLEASE NOTE: If your shares are held in street name, your broker, bank, custodian or other nominee holder cannot vote your shares for Proposal No. 4, unless you direct the holder how to vote, by marking your proxy card, or by following the instructions on the enclosed proxy card to vote on the Internet or by telephone.

33

OTHER INFORMATION

The Company’s 2023 Annual Report on Form 10-K, excluding exhibits, will be mailed without charge to any shareholder entitled to vote at the Annual Meeting, upon written request to Mark DiSiena, AgEagle Aerial Systems Inc., 8201 E. 34th Cir N, Suite 1307, Wichita, Kansas 67226.

Important Notice Regarding Delivery of Shareholder Documents

If your shares are held in street name, your broker, bank, custodian, or other nominee holder may, upon request, deliver only one copy of this proxy statement and the annual report to shareholders to multiple shareholders sharing an address, absent contrary instructions from one or more of the shareholders. The Company will, upon request, deliver a separate copy of the proxy materials to a shareholder at a shared address to which a single copy was delivered, upon written or oral request, to Mark DiSiena, Secretary, AgEagle Aerial Systems Inc., 8201 E. 34th Cir N, Suite 1307, Wichita, Kansas 67226. Shareholders sharing an address and receiving multiple copies of the proxy materials who wish to receive a single copy should contact their broker, bank, custodian or other nominee holder.

Other Matters to Be Presented at the Annual Meeting

The Company did not have notice, as of the date of this Proxy Statement, of any matter to be presented for action at the Annual Meeting, except as discussed in this proxy statement. The persons authorized by the accompanying form of proxy will vote in their discretion as to any other matter that comes before the Annual Meeting.

Shareholder Proposals for Next Annual Meeting

Shareholder proposals intended to be included in the proxy statement for the next annual meeting must be received by the Company by December 30, 2024 (120 days prior to the date that we commence mailing the 2024 proxy statement). The persons authorized by the form of proxy to be sent in connection with the solicitation of proxies on behalf of Company’s board of directors for next year’s annual meeting will vote in their discretion as to any matter of which Company has not received notice by March 15, 2025.

By Order of the Board of Directors,

/s/ Grant Begley
Grant Begley
Chairman of the Board of Directors

April 26, 2024

34

AgEagle

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V47935-P11470 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AGEAGLE AERIAL SYSTEMS INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect five (5) directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) William Irby
02) Grant Begley
03) Thomas Gardner
04) Kelly J. Anderson
05) Malcolm Frost

The Board of Directors recommends a vote "FOR" Proposals 2, 3 and 4.

5. To transact such other business as may properly come before the Annual Meeting or any adjournment.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V47936-P11470

AGEAGLE AERIAL SYSTEMS INC.
Annual Meeting of Shareholders
June 17, 2024 1:00 PM Central Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Bill Irby and Mark DiSiena, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of AGEAGLE AERIAL SYSTEMS INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 1:00 PM Central Time on June 17, 2024, at Embassy Suites by Hilton, 2401 Bass Pro Drive, Grapevine, TX 76051, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

AgEagle

V47938-P11470

Your **Vote** Counts!

AGEAGLE AERIAL SYSTEMS INC.

2024 Annual Meeting
Vote by June 16, 2024
11:59 PM ET

You invested in AGEAGLE AERIAL SYSTEMS INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on June 17, 2024.**

Get informed before you vote

View the Notice and Proxy Statement and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to June 3, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote in Person at the Meeting*

June 17, 2024
1:00 PM Central Time

*Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. To elect five (5) directors **Nominees:** 01) William Irby 02) Grant Begley 03) Thomas Gardner 04) Kelly J. Anderson 05) Malcolm Frost	For
2. To approve, on an advisory basis, the compensation of our executive officers named in the Summary Compensation Table of the Company's 2024 Proxy Statement;	For
3. To ratify the appointment of WithumSmith+Brown, PC, as the Company's independent accountants, for the fiscal year ending December 31, 2023;	For
4. To approve the issuance of shares of our Common Stock representing more than 20% of our Common Stock outstanding upon the conversion of the Convertible Note; and	For
5. To transact such other business as may properly come before the Annual Meeting or any adjournment.	

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Delivery Settings".

V47939-P11470